Exhibit 10.4

TESARO Inc.
ID: 27-2249687
1000 Winter St.
Suite 3300
Waltham, MA 02451

Notice of Grant of Stock Options

and Award Agreement

Joseph L. Farmer                                                                                                                                                                                                                                                   Award Number: TS000567

c/o TESARO, Inc.

1000 Winter Street, Suite 3300

Waltham, MA 02451

Effective March 30, 2015 (the “Grant Date”), you have been granted a Non-Qualified Stock Option to buy 75,000 shares of common stock, par value $0.0001, of TESARO, Inc., a Delaware corporation (the “Company”), at $57.66 per share.

The total option price of the shares granted is $4,324,500.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
18,750	On Vest Date	March 30, 2016	March 30, 2025
56,250	Monthly	March 30, 2019	March 30, 2025

By your signature below, you agree that these options are granted under and governed by the terms and conditions of the Non-Qualified Stock Option Inducement Award Agreement, and the separate communication of vesting requirements, which is attached and made a part of this document.

/s/ Joseph L. Farmer	March 30, 2015
Grantee (signature)	Date

/s/ Edward C. English	March 30, 2015
Company (signature)	Date

TESARO, INC.
NON-QUALIFIED STOCK OPTION
INDUCEMENT AWARD AGREEMENT

Inducement Award

This Agreement evidences an inducement award authorized by the Compensation Committee of the Company’s Board under Listing Rule 5635(c)(4) of the NASDAQ Global Select Market, granted to you outside of the TESARO, Inc. 2012 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”) as a material inducement for you to enter into employment with the Company.

Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to the Option had the Option been granted under the Plan (except as otherwise expressly provided to the contrary in this Agreement) shall be applicable to the Option, and accordingly, references to the Plan are made herein for such purpose and those terms (including capitalized terms not defined herein) are incorporated herein by reference.

Non-Qualified Stock Option

This Agreement evidences an award of an Option exercisable for that number of shares of Stock set forth on the cover sheet and subject to the terms and conditions set forth in this Agreement. This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Administration

The Committee shall administer the Agreement and shall have such powers and authorities related to the administration of the Agreement as set forth in the Plan.

You agree, as a condition of the grant of this Option, to accept as binding, conclusive, and final all decisions or interpretations of the Committee concerning any questions arising under this Agreement, or the Plan, with respect to the Option. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Agreement.

Vesting

This Option is only exercisable before it expires and then only with respect to the vested portion of the Option.

Your right to purchase shares of Stock under this Option vests as set forth in the Vesting Schedule shown on the cover sheet, provided you continue in Service on each applicable vesting date. You cannot vest in more than the number of shares of Stock covered by this Option.

Except as otherwise provided in a written employment or other written agreement between you and the Company, no additional shares of Stock will vest after your Service has terminated for any reason.

Term

Your Option will expire in any event at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier (but never later) if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason, other than death, Disability, or Cause, then your Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately and automatically forfeit all rights to your Option, and the Option shall immediately and automatically expire.

Death

If your Service terminates because of your death, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your date of death. During that twelve-month (12-month) period, your estate or heirs may exercise the vested portion of your Option.

In addition, if you die during the ninety-day (90-day) period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability, or Cause), and a vested portion of your Option has not yet been exercised, then your Option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your Option.

Disability	If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting or when continued Service crediting is required by Applicable Laws. However, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Agreement.

Notice of Exercise

The Option may be exercised, in whole or in part, to purchase a whole number of vested shares of Stock of not less than one hundred (100) shares, unless the number of vested shares purchased is the total number available for purchase under the Option, by following the procedures set forth in this Agreement and the Plan.

When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship).

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the aggregate Option Price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•        By check payable to the order of the Company.

•        To the extent a public market for the Common Stock exists and to the extent the Company has established a broker assisted cashless exercise program, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

•        By delivery of shares of Stock owned by you valued at Fair Market Value.

•        By delivery of shares of Stock otherwise issuable to you upon exercise of this Option, valued at Fair Market Value.

Withholding Taxes

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Stock acquired under this Option. In the event that the Company determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this Option, the Company shall have the right to require such payments from you or withhold such amounts from other payments due to you from the Company or any Subsidiary. You may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Delivery of Stock

After the exercise of all or part of the Option and the payment in full of the Option Price with respect thereto, the ownership of the shares of Stock issued pursuant to this Agreement may be evidenced in such manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more certificates.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. Other than by will or the laws of descent and distribution, the Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Option.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights

Neither your Option nor this Agreement give you the right to be retained or employed by the Company (or any of its Subsidiaries) in any capacity. The Company and any Subsidiary reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights

You, or your estate or heirs, have no rights as a shareholder of the Company with respect to the shares of Stock covered by the Option unless and until the shares of Stock underlying the Option have been issued upon exercise of your Option and a certificate evidencing such shares of Stock has been issued (or an appropriate book entry has been made). No adjustments shall be made for dividends, distributions, or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry has been made), except as set forth in the Plan.

Forfeiture of Rights

If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your rights, including, but not limited to, the right to cause: (i) a forfeiture of any outstanding Option, and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Company, (A) a forfeiture of any gain recognized by you upon the exercise of an Option or (B) a forfeiture of any Stock acquired by you upon the exercise of an Option (but the Company will pay you the Option

Price without interest).

Unless otherwise specified in a written employment or other written agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join, or control, or participate in the ownership, management, operation, or control of, or are a proprietor, director, officer, stockholder, member, partner, or an employee or agent of, or a consultant to any business, firm, corporation, partnership, or other entity which competes with any business in which the Company or any of its Subsidiaries is engaged during your Service relationship with the Company or its Subsidiaries or at the time of your termination of Service.

If it is ever determined by the Board that your actions have constituted wrongdoing that contributed to any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, gross misconduct, breach of fiduciary duty to the Company, or fraud, then the Option shall be immediately forfeited; provided, however, that if the Option was exercised within two (2) years prior to the Board’s determination, you shall be required to pay to the Company an amount equal to the aggregate value of the shares acquired upon such exercise at the date of the Board determination.

This Option is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy or Applicable Laws that require the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or Applicable Laws.

Effects of Changes in Capitalization	Section 17 of the Plan is incorporated herein by reference and shall apply with respect to this Agreement.

Parachute Limitations	Section 15 of the Plan is incorporated herein by reference and shall apply with respect to this Agreement.

No Repricing

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of the Option to reduce the Option Price; (b) cancel the Option in exchange for or substitution of options with an

Option Price that is less than the Option Price of the Option; or (c) cancel the Option when the Option Price is above the Stock’s Fair Market Value in exchange for cash or other securities.

Applicable Law

This Agreement will be interpreted and enforced under the laws of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Section 16 of the Plan is incorporated herein by reference and shall apply with respect to this Agreement.

Entire Agreement

This Agreement and the Plan as incorporated herein constitute the entire understanding between you and the Company regarding the Option. Any prior agreements, commitments, or negotiations concerning the Option are superseded.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed). No amendment, suspension, or termination of the Plan shall impair your rights under this Option without your consent.

Data Privacy

In order to administer this Agreement, the Company may process personal data about you. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as home address and business addresses and other contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Option, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer this Agreement.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory or other materials relating to this Agreement in electronic form. By accepting this Agreement, you agree that the Company may deliver the related prospectus, the Company’s annual report, and other documents or correspondence, as applicable, to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company’s Secretary to request paper copies of these documents.

Other Agreements	You agree, as a condition of the grant of this Option, that in connection with the exercise of the Option, you will execute such additional documents and agreements as the Company may require.

Code Section 409A

It is intended that this award comply with Section 409A of the Code (“Section 409A”) or an exemption to Section 409A. To the extent that the Company determines that the Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company.

General Provisions	Section 18 of the Plan is incorporated herein by reference and shall apply with respect to this Agreement.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and otherwise incorporated into this Agreement.